UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 2, 1999


                        Commission file number 001-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)



                   CALIFORNIA                             95-3565943
         (State or other jurisdiction of                (IRS Employer
        incorporation or organization)              Identification No.)



                 515 W. GREENS ROAD, SUITE 800, HOUSTON, TEXAS
                   (Address of principal executive offices)




              77067                             (281) 774-5100
           (Zip Code)                   (Registrant's telephone number,
                                             including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Paracelsus Healthcare Corporation ("the Company")entered into two asset purchase agreements, dated March 15, 1999 and as amended April 14, 1999, for the sale of substantially all of the assets of four skilled nursing facilities (collectively, the "Convalescent Hospitals"), with 232-licensed beds located in California, to Sunland Associates, Inc. ("Sunland"), a Tennessee corporation. The transaction, which was effective on June 30, 1999, was completed on July 2, 1999. The sales price of approximately $6.9 million resulted from an arms-length negotiation and excluded the sale of net working capital. The sales price was paid by a combination of $3.0 million in cash and a $3.9 million second lien promissory note. The note, bearing interest at 9% per annum, matures on June 30, 2004, and is subject to prepayment discounts. Additionally, Sunland also assumed an operating lease at one of the facilities. In connection with the sale, the Company paid $1.0 million to terminate a lease agreement at one of the facilities and used the remaining $2.0 million of cash proceeds from the sale to reduce its outstanding indebtedness under its senior credit agreement. The Company expects to record a gain of approximately $1.3 million ($774,000 net of tax) on the sale of the facilities.

On April 15, 1999, the Company completed the sale of the stock of Paracelsus Bledsoe County General Hospital, Inc.("Bledsoe"), which operated a 32 licensed-bed Facility located in Pikeville, Tennessee, to Associates Capital Group, LLC ("ACG"), a Georgia limited liability company. The sales price of approximately $2.2 million resulted from an arms-length negotiation and included the sale of net working capital. The sales price was paid by a combination of $100,000 in cash and the issuance by the Buyer of a $494,000 secured promissory note ("Note A"), a $1.0 million secured promissory note ("Note B") and a $642,000 thirty-day promissory note, which was paid in May 1999. The notes are secured by all outstanding common stock and assets of Bledsoe. Note A may be adjusted for any increase or decrease from a final adjustment of net working capital as of the effective date. The Company recorded no material gain or loss on the sale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

In addition to reflecting the sales of the Convalescent Hospitals and Bledsoe, the pro forma financial information required by Item 7(b) also reflects the Company's sale of Chico Community Hospital and Chico
Community  Rehabilitation  Hospital (collectively "Chico") on June 30, 1998,
and  the  Company's   acquisition  of Dakota Medical Foundation's  (the
"Foundation") 50% partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS") on July 1, 1998, and the sale of eight hospitals located in metropolitan Los Angeles ("LA Metro") on September 30, 1998.

(b) Unaudited Pro Forma Financial Information (attached following the signature page):
        Unaudited Pro Forma Condensed Combining Statement of Operations - For the quarter ended March 31, 1999

        Unaudited Pro Forma Condensed Combining Statement of Operations - For the year ended December 31, 1998

        Unaudited Pro Forma Condensed Combining Balance Sheet - March 31, 1999

        Notes to Unaudited Pro Forma Condensed Combining Financial Statements

(c)  Exhibits

       10.20 Asset Purchase Agreement dated March 15, 1999, by and among Paracelsus Convalescent Hospitals, Inc., Paracelsus Real Estate Corporation and Sunland Associates, Inc.

       10.21 Amendment One to Asset Purchase Agreement, dated April 14, 1999, by and among Paracelsus Convalescent Hospitals, Inc., Paracelsus Real Estate Corporation and Sunland Associates, Inc.

       10.22 Rheem Valley Asset Purchase Agreement, dated March 15, 1999, by and among Paracelsus Convalescent Hospitals, Inc., Paracelsus Real Estate Corporation and Sunland Associates, Inc.

       10.23 Amendment One to Rheem Valley Asset Purchase Agreement, dated April 14, 1999, by and among Paracelsus Convalescent Hospitals, Inc., Paracelsus Real Estate Corporation and Sunland Associates, Inc.





























































PAGE> 4


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Paracelsus HealthcareCorporation
                                                  (Registrant)


Dated: July 16, 1999                    By:  /S/ JAMES G. VANDEVENDER
                                         -----------------------------
                                              James G. VanDevender
                                            Chief Executive Officer
                                                 & Director

ITEM 7(b)

                PARACELSUS HEALTHCARE CORPORATION
   UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


The following table presents the Unaudited Pro Forma Condensed Combining Financial Statements as of and for the quarter ended March 31, 1999 and year ended December 31, 1998 to illustrate the effect of the sales of the Convalescent Hospitals effective June 30, 1999, Bledsoe effective on
March 31, 1999, LA Metro on September 30, 1998 and Chico on June 30, 1998 and the acquisition of DHHS on July 1, 1998. The Unaudited Pro Forma Condensed Combining Statements of Operations assume the above transactions occurred at the beginning of each period presented. The Pro Forma Condensed Combining Balance Sheet assumes the sale of the Convalescent Hospitals and Bledsoe occurred on March 31, 1999.

On July 2, 1999 the Company completed the sale of substantially all of the assets, excluding net working capital, of the Convalescent Hospitals for approximately $6.9 million. The sales price was paid by a combination of $3.0 million in cash and a $3.9 million second lien promissory note. The note, bearing interest at 9% per annum, matures on June 30, 2004, and is subject to prepayment discounts. Additionally, Sunland also assumed an operating lease at one of the facilities. In connection with the sale, the Company paid $1.0 million to terminate a lease agreement at one of the facilities and used the remaining $2.0 million of cash proceeds from the sale to reduce its outstanding indebtedness under its senior credit agreement. The Company expects to record a gain of approximately $1.3 million ($774,000 net of tax) on the sale of the facilities.

On April 15, 1999, the Company completed the sale of Bledsoe for approximately $2.2 million, which included the purchase of net working capital and was paid by a combination of $100,000 in cash and the issuance by ACG of a $494,000 secured promissory note("Note A"), a $1.0 million secured promissory note ("Note B") and a $642,000 thirty-day promissory note, which was paid in May 1999. The notes are secured by all outstanding common stock and assets of Bledsoe. Note A may be adjusted for any increase or decrease of net working capital and certain other adjustments.

These Unaudited Pro Forma Condensed Combining Financial Statements do not purport to present the financial position or results of operations of the Company had the above transactions occurred on the dates specified, nor are they necessarily indicative of results of operations that may be expected in the future. The Unaudited Pro Forma Condensed Combining Financial Statements are qualified in their entirety by reference to, and should be read in conjunction with, the unaudited consolidated financial statements as of and for the quarter ended March 31, 1999, included in the Company's Quarterly Report on Form 10-Q and the audited consolidated financial statements for the year ended December 31, 1998, included in the Company's Annual Report on Form 10-K.

              PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE QUARTER ENDED MARCH 31, 1999
                      (Dollars in thousands, except per share data)

                                                         Convalescent
                  Paracelsus   Bledsoe        Pro Forma    Hospitals
                  Healthcare  Pro Forma        Bledsoe     Pro Forma     Pro Forma
                  Corporation Adjustments Rf Disposition  Adjustments Rf Paracelsus
                  ----------- ----------- -- -----------  ----------- -- ----------
                    (1)
Net revenue         $ 150,944  $ (1,964)  (2)  $ 148,980    $ (2,252) (4) $146,728
Costs and expenses:                       (3)
 Salaries and
   benefits            58,965    (1,115)  (2)     57,850      (1,537) (4)   56,313
 Other operating
   expense             58,085      (818)  (2)     57,267        (702) (4)   56,565
 Provision for
   bad debts           12,398      (125)  (2)     12,273                    12,273
 Interest              13,104                     13,104         (42) (4)   13,062
 Depreciation &                                                       (5)
   amortization         9,815       (48)  (2)      9,767         (49) (4)    9,718
 Unusual items          1,123                      1,123                     1,123
                    ---------    -------       ---------     -------       -------
Total costs &
   expenses           153,490    (2,106)         151,384      (2,330)      149,054
                    ---------    -------       ---------     -------       -------
Loss before
   minority interest
   and income taxes    (2,546)      142           (2,404)         78        (2,326)
Minority interest          63                         63                        63
                    ---------    -------       ---------    --------       -------
Loss before
   income taxes        (2,483)      142           (2,341)         78        (2,263)
Provision for
   income taxes          (897)       58  (6)        (839)         32  (6)     (807)
                    ---------    -------       ---------    --------       -------
Loss from continuing
   operations       $  (1,586)   $   84        $  (1,502)   $     46       $(1,456)
                    =========    ========      =========    ========       ========
Loss per share
- basic and
  assuming
  dilution          $   (0.03)                 $   (0.03)                $   (0.03)
                    =========                  =========                 =========
Weighted average
  number of common
  and common
  equivalent
  shares               55,118                     55,118                     55,118
                    =========                  =========                 ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                  Paracelsus    Chico         Pro Forma      DHHS        Pro Forma
                  Healthcare  Pro Forma        Chico       Pro Forma     Chico/
                  Corporation Adjustments Rf Disposition  Adjustments Rf DHHS
                  ----------- ----------- -- -----------  ----------- -- ----------
                       (1)
Net revenue         $ 664,058  $(18,873)  (7)  $645,185                  $645,185
Costs and expenses:
 Salaries and
   benefits           276,200    (8,217)  (7)   267,983                   267,983
 Other operating
   expense            265,735    (6,475)  (7)   259,260                   259,260
 Provision for
   bad debts           42,659      (355)  (7)    42,304                    42,304
 Interest              51,859    (1,257)  (5)    50,602    $ 2,983   (5)   53,585
 Depreciation &
   amortization        38,330      (758)  (7)    37,572        486   (8)   38,058
 Impairment charges     1,417                     1,417                     1,417
 Unusual items         (6,637)                   (6,637)                   (6,637)
 (Gain)loss on sale of
   facilities          (6,825)    7,100   (7)       275                       275
                     ---------   -------       ---------   -------        -------
Total costs &
   expenses           662,738    (9,962)        652,776      3,469        656,245
                     ---------   -------       ---------   -------        -------
Income (loss) before
   minority interest
   and income taxes     1,320    (8,911)         (7,591)    (3,469)       (11,060)
Minority interest      (3,180)                   (3,180)     4,141   (9)      961
                     ---------   -------       ---------   -------        -------
Loss before
   income taxes        (1,860)   (8,911)        (10,771)       672        (10,099)
Provision for
   income taxes           693    (3,653)  (6)    (2,960)       275   (6)   (2,685)
                     ---------   -------      ---------   -------        -------
Loss from continuing
   operations        $ (2,553)  $(5,258)       $ (7,811)   $   397       $ (7,414)
                     =========  ========       =========   =======       =========
Loss per share
- basic and
  assuming
  dilution          $   (0.05)                 $   (0.14)                $   (0.13)
                    ==========                 =========                 =========
Weighted average
  number of common
  and common
  equivalent
  shares                55,108                    55,108                     55,108
                     =========                 =========                 ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

               PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                                                                               Pro Forma
                               LA Metro           Pro Forma     Bledsoe      Chico/DHHS/
                  Pro Froma    Pro Forma         Chico/DHHS/   Pro Forma       LA Metro/
                  Chico/DHHS  Adjustments Rf       LA Metro   Adjustments Rf    Bledsoe
                  ----------- ----------- ----   -----------  ----------- --   ---------
                    (1)
Net revenue         $645,185   $(58,000)  (10)(11) $587,185    $ (9,717) (2)(3)$577,468
Costs and expenses:
 Salaries and
   benefits          267,983    (25,672)  (10)      242,311      (7,465)  (2)   234,846
 Other operating
   expense           259,260    (31,333)  (10)      227,927      (3,737)  (2)   224,190
 Provision for
   bad debts          42,304     (1,915)  (10)       40,389        (403)  (2)    39,986
 Interest             53,585       (733)  (5)(10)    52,852                      52,852
 Depreciation &
   amortization       38,058                         38,058        (275)  (2)    37,783
 Impairment charges    1,417                          1,417      (1,104)  (2)       313
 Unusual items        (6,637)      (233)  (10)       (6,870)                     (6,870)
 Loss on sale
   of facilities         275                            275                         275
                    ---------   -------           ---------     -------         -------
Total costs &
   expenses          656,245    (59,886)            596,359     (12,984)        583,375
                    ---------   -------           ---------     -------         -------
Loss before minority
   interest and
   income taxes      (11,060)     1,886              (9,174)      3,267          (5,907)
Minority interest        961       (961)  (10)
                    ---------   -------           ---------     -------         -------
Loss before
   income taxes      (10,099)       925              (9,174)      3,267         (5,907)
Provision for
   income taxes       (2,685)       379   (6)        (2,306)      1,340  (6)      (966)
                     --------   -------           ---------     -------         -------
Loss from continuing
   operations        $(7,414)   $   546           $  (6,868)    $ 1,927       $  (4,941)
                     ========   ========          =========     =======       =========
Loss per share
- basic and
  assuming
  dilution          $  (0.13)                     $  (0.12)                    $  (0.09)
                    =========                     ========                    =========
Weighted average
  number of common
  and common
  equivalent
  shares               55,108                       55,108                        55,108
                    =========                     ========                     =========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

               PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                        Pro Forma         Convalescent
                       Chico/DHHS/         Hospitals
                        LA Metro/          Pro Forma             Pro Forma
                         Bledsoe          Adjustments   Rf       Paracelsus
                      -----------        ------------  ----      ----------
                      (1)
Net revenue           $  577,468         $    (8,914)  (4)       $  568,554
Costs and expenses:
 Salaries and
   benefits              234,846              (6,025)  (4)          228,821
 Other operating
   expense               224,190              (2,507)  (4)          221,683
 Provision for
   bad debts              39,986                  70   (4)           40,056
 Interest                 52,852                (242)  (4)(5)        52,610
 Depreciation &
   amortization           37,783                (191)  (4)           37,592
 Impairment charges          313                                        313
 Unusual items            (6,870)                                    (6,870)
 Loss on sale
   of facilities             275                                        275
                      ----------         -----------             ----------
Total costs &
   expenses              583,375              (8,895)               574,480
                      ----------         -----------             ----------
Loss before minority
   interest and
   income taxes           (5,907)                (19)                (5,926)
Minority interest
                      ----------         -----------             ----------
Loss before
   income taxes           (5,907)                (19)                (5,926)
Provision for
   income taxes             (966)                 (8)  (6)             (974)
                      ----------         -----------             ----------
Loss from continuing
   operations         $   (4,941)        $       (11)            $   (4,952)
                      ==========         ===========             ==========
Loss per share
- basic and
  assuming
  dilution            $    (0.09)                                $    (0.09)
                      ==========                                 ==========
Weighted average
  number of common
  and common
  equivalent
  shares                  55,108                                     55,108
                      ==========                                 ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

      PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                                    BALANCE SHEET
                                   MARCH 31, 1999
                                (Dollars in thousands)

                                                   Convalescents
                            Paracelsus               Hospitals
                            Healthcare               Pro Forma             Pro Forma
                            Corporation             Adjustments  Rf        Paracelsus
                            -----------            ------------  --        ----------
ASSETS:                     (1)
Current assets:
 Cash and cash equivalents  $  5,645               $  (55)     (12)         $  5,590
 Restricted cash               6,736                                           6,736
 Accounts receivable, net     54,561                                          54,561
 Deferred income taxes         9,641                                           9,641
 Other                        48,137                                          48,137
                            --------               ------                   --------
Total current assets         124,720                  (55)                   124,665
                            --------               ------                   --------
Property and equipment, net  361,223               (3,213)     (12)          358,010
Goodwill                     135,699                                         135,699
Other assets                  85,193                2,712      (12)           87,905
                            --------               ------                   --------
   Total assets             $706,835               $ (556)                  $706,279
                            ========               ======                   ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
 Accounts payable           $ 45,484                                        $ 45,484
 Accrued liabilities
   and other                  42,824                  670      (12)           43,494
 Current maturities
   of long-term debt           5,451                                           5,451
                            --------               ------                   --------
   Total current liabilities  93,759                  670                     94,429
                            --------               ------                   --------

Long term debt               541,246               (2,000)     (5)           539,246
Other long-term liabilities   39,075                                          39,075

Stockholders' equity
  Common stock               222,977                                         222,977
  Additional paid-in capital     390                                             390
  Accumulated deficit       (190,612)                 774      (12)         (189,838)
                            --------               ------                   --------
   Total stockholders'
      equity                  32,755                  774                     33,529
                            --------               ------                    -------
Total liabilities
 & stockholders' equity     $706,835               $ (556)                  $706,279
                            ========               ======                   ========



See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------
(1)  The statements of operations and balance sheet for Paracelsus
Healthcare Corporation as of and for the quarter ended March 31, 1999 are summarized from its March 31, 1999 Quarterly Report on Form 10-Q. The statement of operations for the year ended December 31, 1998 are summarized from its 1998 Annual Report on Form 10-K.

(2) To remove Bledsoe's historical results of operations (including an impairment charge of $1.1 million relating to the write-down of certain assets in the fourth quarter of 1998.)

(3) To record pro forma interest income of $30,000 and $120,000 for the quarter ended March 31, 1999 and the year ended December 31, 1998, respectively, on $494,000 of Note A and $1.0 million of Note B issued by ACG in conjunction with the Bledsoe sale. The thirty-day non interest bearing promissory note of $642,000 was paid in May 1999. The terms of Notes A and B were discussed in a previously filed current report on Form 8-K dated April 15, 1999, which is incorporated herein by reference.

(4) To remove the Convalescent Hospitals' historical results of operations and assets sold (excluding net working capital) in connection with the sale of the facilities to Sunland. The Company expects to record a gain of $1.3 million ($774,000 net of tax) on the sale of the facilities (see note reference (12)).

(5) To record interest expense on (i) the net pro forma increase in the Credit Facility resulting from the Company's acquisition of the Foundation's 50% interest in DHHS, less net proceeds from the sale of the Convalescent hospitals, Chico and LA Metro, and (ii) the pro forma decrease in amounts outstanding under the Company's credit facility and under the Company's off balance sheet receivable financing program as a result of the sale of Chico and LA Metro accounts receivable, certain accounts of which served as collateral under the program.

     With respect to the sale of the Convalescent Hospitals, the Unaudited Pro Forma Condensed Combining Statements of Operations and Balance Sheet assume $2.0 million in net sales proceeds were used to reduce amounts outstanding under the credit facility. The average interest rate in effect under the Credit Facility was 8.4% for the quarter ended March 31, 1999 and 9.0% for the year ended December 31, 1998.

     With respect to the Chico sale effective June 30, 1998, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes $24.6 million in net sales proceeds were used to reduce amounts outstanding under the credit facility and $3.1 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. The average interest rate in effect under the Credit Facility was 9.2% for the six months ended June 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the six months ended June 30, 1998.

                     PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                            Explanations
----------- -------------------------------------------------------------------
     With respect to sale of LA Metro effective September 30, 1998, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes $4.2 million in net sales proceeds were used to reduce amounts outstanding under the credit facility and a $9.3 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. The average interest rate in effect under the Credit Facility was 9.1% for the nine months ended September 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the nine months ended September 30, 1998.

    With respect to DHHS, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes the Company increased the principal amount outstanding under the credit facility by $65.0 million. The interest rate in effect under the credit facility was 9.2% for the six months ended June 30, 1998.

(6) To record the pro forma provision for income taxes after taking into effect the sale of the Convalescent Hospitals, Bledsoe, LA Metro and Chico and the consolidation of DHHS pursuant to the Company's acquisition of DHHS. The income tax provision on the pro forma adjustments was calculated using the statutory tax rate of 41.0%.

(7) To remove Chico's historical results of operations and the gain on sale of the Chico facilities.

(8) To adjust depreciation and amortization expense for the step up in basis for the depreciable assets of DHHS and the increase in goodwill in connection with the allocated purchase price. The acquired assets have an average remaining useful life of approximately 20 years based on the Company's depreciation policy (35 years, 20 years and 10 years for buildings, improvements and equipment, respectively). Goodwill, which represents cost in excess of fair market value of net assets acquired, of $24.7 million is amortized on a straight line basis over a 20-year period.

(9) To remove minority interest in DHHS for the six months ended June 30, 1998.

(10) To remove LA Metro's historical results of operations (including an unusual charge of $233,000).

(11) To record pro forma interest income of $1.4 million for the year ended December 31, 1998 on $9.9 million of secured promissory notes and a secured second lien subordinated note of $3.8 million issued by the purchaser in conjunction with the LA Metro sale. The principal amounts and terms of the notes were discussed in a previously filed current report on Form 8-K dated September 30, 1998, which is incorporated herein by reference.

                      PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item. Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------
(12) To record estimated gain to the sale of the Convalescent Hospitals as followed:

              Cash Proceeds                      $3,000,000
              Promissory note, net of prepayment
                discount of $650,000              3,250,000  (a)
                                                 ----------
              Total Consideration                 6,250,000
                                                 ----------

              Transaction costs:
                Legal, severances, bonuses
                   and other closing costs          725,000  (c)
                Lease termination                 1,000,000
                                                 ----------
                                                  1,725,000
                                                 ----------
              Assets sold:
                Property & equipment              3,213,000
                                                 ----------

              Pre-tax gain on sale                1,312,000
              Income tax provision                  538,000  (b)
                                                 ----------
              Gain on sale, net of tax           $  774,000
                                                 ==========

     (a) The second lien promissory note is secured by the properties of three of the Convalescent Hospitals. The note bears interest of 9% annually and matures on June 30, 2004. Payments of interest only are due and payable on the last day of each month beginning with July 31, 1999. Monthly payments of principal and interest of $35,000 are payable beginning June 30, 2000, based on a 20-year amortization period, with all outstanding principal balance payable on June 30, 2004. The note is subject to prepayment discount of varying decreasing amounts if paid within 12 to 30 months of issue.

     (b) The tax effect of gain on sale is reflected as a reduction of deferred tax assets in the Unaudited Pro Forma Condensed Combining Balance Sheet as of March 31, 1999.

     (c) Transaction costs include $55,000 of cash paid for miscellaneous closing costs and $670,000 of severances, bonuses and others reflected as accrued liabilities in the Unaudited Pro Forma Condensed Combining Balance Sheet as of March 31, 1999.